                                                                    EXHIBIT 10.2

                         CENTRAL ILLINOIS BANCORP, INC.

                    NON-QUALIFIED DIRECTOR STOCK OPTION PLAN


                                    PURPOSE

     1. The purpose of the Central Illinois Bancorp, Inc. (CIB or company) non-employee director stock option program (the plan) is to induce key individuals to remain in the directorship of CIB, or of any of its subsidiaries, and to encourage such directors to secure or increase, on reasonable terms, their stock ownership in the company. The shareholders of the company believe the plan will promote continuity of directors and increase incentive, promote greater efficiency and personal interest in the welfare of the company by those who are primarily responsible for developing the long range plans of the company and its subsidiaries, and in securing the continued growth and financial success of its business. It is intended that the options issued pursuant to the plan will be treated as a non-qualified option plan, and not as an incentive stock option plan within the meaning of Section 422A of the Internal Revenue Code of 1986, as currently amended.

                                 EFFECTIVE DATE
     2. The plan shall become effective on the 25th day of April, 1996, as adopted by the shareholders on April 25, 1996.

                             STOCK SUBJECT TO PLAN
     3. The maximum number of shares of common stock which may be issued pursuant to the exercise of all options granted under this plan is 171. Said 171 shares of the authorized but unissued common stock of the company will be reserved for issue upon exercise of options granted under the plan, subject to adjustments provided in Paragraph 13 below; provided, however, that the number of shares of such authorized but unissued stock so reserved may from time to time be reduced to the extent that a corresponding amount of issued and outstanding stock has been purchased by the company (treasury shares) and set aside for issue upon the exercise of options granted under the plan. If any options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the plan.

                                 ADMINISTRATION
     4. The plan shall be administered by the shareholders as a committee of the whole by a resolution adopted at any annual or special meeting of the shareholders. Subject to the express provisions of the plan, the shareholders shall have complete authority, in its discretion, to determine those directors (also hereinafter referred to as participants) to whom, and the price at which options shall be granted, the option periods, and the number of shares to be subject to each option. The shareholders shall also have the authority in its discretion to prescribe the time or times at which the options may be exercised, and limitations upon exercise of options (including limitations effective upon the death or termination of directorship of the participant), and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of options. In making such determinations, the shareholders may take into account the nature of the services rendered by respective participants, their present and potential contributions to the success of CIB or its subsidiaries, and such other factors as the shareholders, in their discretion shall deem relevant. Subject to the express provisions of the plan, the shareholders shall also have complete authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, to determine the terms and provisions of the respective option agreements required by Paragraph 12 below (which need not be identical) and to determine whether the shares delivered upon exercise of the stock options will be treasury shares or will be authorized but previously unissued shares, and to make all other determinations necessary or advisable for the administration of the plan. The shareholders' determination on the matters referred to in this Paragraph 4 shall be conclusive.

                                  ELIGIBILITY
     5. An option may be granted under the plan only to a director of CIB, or of its present and future subsidiary companies. A director shall not be granted a stock option if the director already owns shares possessing more than 10% of the total voting power of all classes of stock unless the option price, at the time the option is granted, is at least 125% of the fair market value of the stock covered by the option and the option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted. All participants must enter into an option agreement with the company which, in addition to other terms, provides that the participant will remain in the service of CIB or its subsidiary for a period of at least twelve (12) months (commencing on the first day of the month in which the option is granted) or until the participant's earlier termination or retirement, at the pleasure of the company or of such subsidiary. The agreement shall provide that it does not confer upon the participant any right to continue in the directorship of CIB, or of any such subsidiary, and that it does not interfere in any way with the right of CIB or of any such subsidiary to terminate the directorship of the participant at any time. The aggregate fair market value, as determined by the shareholders, of the stock with respect to which incentive stock options are exercisable for the first time by the director during any calendar year shall not exceed $100,000. The aggregate number of shares which may be delivered to any one participant upon exercise of all options granted to said participant under this plan shall not exceed 50 shares. No person shall hold or exercise an option, or options, under this plan for the purchase of an aggregate number of shares in excess of 20% of the total number of shares reserved for this plan, adjusted equitably for stock splits, stock dividends and other changes in the capital stock, if any.
Subject to the terms and conditions of this plan, CIB grants to each paid director of CIB, the option to purchase from CIB all or part of an aggregate number of ten (10) shares of stock for their directorship of CIB. In addition, CIB grants to each paid director of any, and each, subsidiary of CIB, the option to purchase from CIB, all or part of an aggregate number of three (3) shares of stock for their directorship of each subsidiary entity. Further, the options granted under this plan are cumulative. That is, a paid director who serves on more than one board will be granted the appropriate number of options for each board served. Options granted to the directors, may be granted only once in any year. The provisions of this Paragraph 5 may be modified by the shareholders.

                                  OPTION PRICE
     6. The option price per share will be determined by the shareholders of CIB, at the time the option is granted, and the option price per share will be not less than 125% of the fair market value of the common stock on the date of grant as shall reasonably be determined by the shareholders.

                              DATE OF OPTION GRANT
     7. An option shall be considered granted on the date the shareholders act to grant the option or on such other date as the shareholders shall specify.

                                  TERM OF PLAN
     8. The shareholders may terminate the plan at any time, but no termination shall, without the participant's consent, alter or impair any of the rights under any option previously granted to said participant under the plan.

                                TERM OF OPTIONS
     9. The term of each option granted under the plan will be for such period (hereinafter referred to as the option period) not exceeding ten (10) years from the date this plan was adopted as the shareholders shall determine. Each option shall be subject to earlier termination as described in Paragraph 10 below.

                              EXERCISE OF OPTIONS
     10. All options granted pursuant to the plan shall be authorized by the shareholders. Each option granted will be exercisable on such date or dates, and during such period and for such number of shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the express provisions of the plan, the shareholders shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the participant or in the event the participant leaves the directorship of the company, or has his directorship terminated by the company. An option shall be exercised by (a) written notice of intent to exercise the option with respect to a specified number of shares of stock, and (b) tender of payment to CIB of the amount of the option purchase price for the number of shares of stock with respect to which the option is then exercised. If, in connection with any merger, consolidation, or sale, or transfer by CIB of substantially all its assets, any option is not assumed by the surviving corporation or the purchaser, then, in the discretion of the shareholders, the date of termination of such option and the date on which such option, or any portion thereof not then exercisable, may be exercised, may be advanced to a date to be fixed by the shareholders, which date shall be not more than fifteen days prior to such merger, consolidation, or sale, or transfer.

                               NONTRANSFERABILITY
     11. Options under a non-qualified plan are not transferable otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of a participant and only by such participant.

                                   AGREEMENTS
     12. Options granted pursuant to this plan shall be evidenced by stock option agreements with each participant in such form as the shareholders shall from time to time adopt.

                         ADJUSTMENT OF NUMBER OF SHARES

     13. In the event that a dividend shall be declared upon the common stock of CIB payable in shares of common stock of the company, the number of shares of common stock then subject to any such option, and the number of shares reserved for issuance pursuant to the plan but not yet covered by an option, shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the company or of another corporation whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of common stock reserved for issuance pursuant to this plan, but not yet covered by an option, the number and kind of shares or stock or other securities into which each outstanding share of common stock shall be so changed, or for which each share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding shares of common stock, or of any stock or other securities into which such common stock shall have been changed or for which it shall have been exchanged, then if the shareholders shall, in their sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the plan, but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the shareholders and shall be effective and binding for all purposes of this plan, and of each stock option agreement. The option price in each agreement for each share of common stock, or other securities substituted or adjusted as provided for in this paragraph, shall be determined by dividing the option price in such agreement for each share prior to substitution or adjustment by the number of shares, or the fraction of a share substituted for such share, or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require CIB in any agreement to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

                                   AMENDMENTS

     14. The stockholders may from time to time amend the plan. No amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option previously granted to a participant under the plan.